EXHIBIT 8.1


STERLING & GREGORY, LLC
ATTORNEYS AT LAW
                                                          WASHINGTON OFFICE
1331  SEVENTEENTH STREET                                  1225 EYE STREET, N.W.
SUITE 602                                                 SUITE 900
DENVER, COLORADO 80202                                    WASHINGTON, D.C. 20005
(303)292-9122                                             PHONE: (202) 285-0976
FAX (303) 292-9121                                        FAX: (202) 789-4508

James P. Gregory, Esq.
jgregory@sterling-gregorylaw.com
(Direct dial) 303-292-9124

                                December 23, 2005



Del Mar Income Partners, Ltd.
222 Milwaukee, Suite 304
Denver, CO  80206


     RE: Qualification of Del Mar Income Partners, Ltd. As a Real Estate Investment Trust; Accuracy of "Federal Income Tax Consequences" Section of Form S-11


Ladies and Gentlemen:


This opinion relating to the qualification of Del Mar Income Partners, Ltd., a Maryland corporation ("Del Mar"), as a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), is furnished to you in our capacity as tax counsel. This opinion is rendered in connection with the registration statement originally filed by Del Mar on August 10th, 2004, and amended by Amendment No. 1 filed October 14th, 2004, Amendment No. 2 filed June 20th, 2005, Amendment No. 3 filed September 9th, 2005, and Amendment No. 4 filed by Del Mar on November 18, 2005, and Amendment No. 5 to be filed December 23d, 2005 (as amended, the "Registration Statement") pursuant to the Securities of 1933, as amended, for the sale of up to 740,000 shares of common stock, par value $.001 per share.

For the purpose of giving this opinion we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Articles of incorporation, and Bylaws of Del Mar, the Registration Statement, and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such




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Del Mar Income Partners, Ltd.
Sterling & Gregory, LLC
December 23, 2005
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copies, (ii) that each document reviewed by us has been or will be fully executed and delivered in substantially the same form, is or will be in full force and effect, and has not been and will not be amended or modified in any respect, and (iii) that the factual matters, statements, and recitations contained in the documents we have examined are accurate, true, and correct.

In rendering the opinions set forth below, we have relied upon certain written representations as to factual matters and intent made by the Chief Executive Officer of Del Mar, annexed hereto as the Certificate of Representations of Del Mar Income Partners, Ltd. (the "Certificate"), principally relating to Del Mar's organization and proposed operations. We assume that each such representation is and will be true, correct and complete, and that all representations that speak in the future, or to the intention, or to the best of the belief and knowledge of any person(s) or party(ies) are, and will be, true, correct and complete as if made without such qualification. Nothing has come to our attention that would cause us to believe that any of such representations are untrue, incorrect or incomplete. We assume that Del Mar will be operated in accordance with the applicable laws and the terms and conditions of all applicable documents.

For purposes of this opinion, we have made no independent investigation of the facts or assumptions contained in the documents set forth above. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations issued pursuant thereto, relevant case law, interpretive rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

Based on the documents and assumptions set forth above, the representations set forth in the Certificate, and Del Mar's description of its intended method of operation in the Amended Registration Statement, we are of the opinion that:

1. Del Mar is organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its proposed method of operation will enable it to meet the requirements for qualification as a "real estate investment trust" commencing with Del Mar's taxable year ending December 31, 2006.

2. The discussions contained under the caption "Federal Income Tax Consequences" in the Amended Registration Statement, and the statements of law and legal conclusions contained therein are correct in all material respects.



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Del Mar Income Partners, Ltd.
Sterling & Gregory, LLC
December 23, 2005
Page 3


In providing the foregoing opinions, we do not undertake to monitor on a continuing basis whether Del Mar will, through it actual operations, satisfy the requirements for qualifying as a real estate investment trust, and we express no opinion as to whether Del Mar actually will qualify as a real estate investment trust for its taxable year ending December 31, 2006, or in any future taxable year.

This letter sets forth this firm's opinion only as to those matters expressly described herein, and no opinion should be inferred as to any other matters, as to the tax treatment of any transaction not specifically described herein, or as to the tax consequences of any aspect of the documents or governing the business operations of Del Mar other than the matters specifically addressed in the opinions set forth above. The opinions set forth above are based upon the provisions of the Code, proposed, temporary, and final Treasury Regulations, judicial authority, and administrative rulings and practice, all in effect as of the date of this letter. No assurance can be given that future legislative or administrative changes, or subsequent court decisions, will not significantly modify the opinions set forth herein. Any such authorities could be changed retroactively and therefore may be applied to transactions entered into prior to the date of their enactment and release, and could render inapplicable the opinions set forth above. Moreover, no rulings will be sought from the Internal Revenue Service regarding the tax status of Del Mar as a real estate investment trust. Accordingly, no assurance can be given that the Internal Revenue Service will not challenge any of the statements set forth under the caption "Federal Income Tax Consequences" in the Amended Registration Statement, and that such challenge, if any, will not be successful. In addition, any variation or difference in the facts set forth herein may affect the conclusions stated herein. Finally, our opinion is based upon, and relates only to, the federal income tax laws of the United States of America as presently in effect, and we express no opinion herein with respect to any other federal laws or the laws of any other jurisdiction.

This opinion has been delivered to Del Mar in connection with the offer and sale of common stock pursuant to the Amended Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement and to the reference to our firm under the caption "Federal Income Tax Consequences" in the Amended Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7of the Securities Act of 1933, as amended.

                                                     Very truly yours,


                                                     /s/ STERLING & GREGORY, LLC
                                                     ---------------------------
                                                     STERLING & GREGORY, LLC